Exhibit 1.1

68,600,000 American Depositary Shares

LG.PHILIPS LCD CO., LTD.

Each representing one-half of one share of

Common Stock, par value Won 5,000 per share

UNDERWRITING AGREEMENT

July [    ], 2004

July [15], 2004

LG Investment & Securities Co., Ltd.

LG Twin Tower (West)

20 Yeouido-dong

Yeongdeungpo-gu

Seoul 150-010, Korea

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

U.S.A.

and

UBS AG

52/F, Two International Finance Centre

8 Finance Street

Central, Hong Kong,

as representatives of the several Underwriters.

LG Investment & Securities Co., Ltd.

LG Twin Tower (West)

20 Yeouido-dong

Yeongdeungpo-gu

Seoul 150-010, Korea

Morgan Stanley Dean Witter Asia Limited

30/F, Three Exchange Square

Central, Hong Kong

and

UBS AG

52/F, Two International Finance Centre

8 Finance Street

Central, Hong Kong,

as Joint Global Coordinators.

Dear Sirs and Mesdames:

LG.Philips LCD Co., Ltd. (the “Company”), a corporation with limited liability established under the laws of the Republic of Korea (“Korea”), proposes to issue and sell, and

LG Electronics Inc., a corporation with limited liability established under the laws of Korea, and Koninklijke Philips Electronics N.V., a limited liability stock corporation organized under the laws of The Netherlands (the “Selling Shareholders”), propose to sell, to the Underwriters (as defined below) an aggregate of 34,300,000 shares (the “Firm Shares”) of common stock, par value Won 5,000 per share (the “Common Stock”), in the form of 68,600,000 American Depositary Shares (the “Firm ADSs”). Each ADS (as defined below) represents one-half of one share of Common Stock. The ADSs will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement, dated as of [            ], 2004 (the “Deposit Agreement”), among the Company, Citibank, N.A., as depositary (the “Depositary”) and all holders and beneficial owners from time to time of the ADRs issued thereunder.

It is understood that, subject to the conditions hereinafter stated (a) 24,000,000 Firm Shares (the “Primary Firm Shares”) in the form of ADSs (the “Primary Firm ADSs”) will be issued and sold by the Company to the several underwriters named in Schedule I hereto (the “Underwriters”) in connection with the offering and sale of ADSs outside Korea (including, the offering and sale of ADSs in the United States and Canada to United States and Canadian Persons) (the “International Offering”) and (b) 10,300,000 Firm Shares (the “Secondary Firm Shares” and, together with the Primary Firm Shares, the “Firm Shares”) in the form of ADSs (the “Secondary Firm ADSs” and, together with the Primary Firm ADSs, the “Firm ADSs”) will be sold by the Selling Shareholders to the several Underwriters in connection with the International Offering. LG Investment & Securities Co., Ltd., Morgan Stanley & Co. Incorporated and UBS AG shall act as representatives (the “Representatives”) of the Underwriters. As used herein, “you” refers to the Representatives.

In addition, the Selling Shareholders propose to sell to the several Underwriters, in the aggregate, not more than an additional 5,145,000 shares of Common Stock (the “Optional Shares” and, together with the Secondary Firm Shares, the “Offered Secondary Shares”) in the form of 10,290,000 ADSs (the “Optional ADSs” and, together with the Secondary Firm ADSs, the “Secondary ADSs”), if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Optional ADSs granted to the Underwriters in Section 3(b) hereof. The Firm Shares and the Optional Shares are hereinafter collectively referred to as the “Offered Shares” and the Firm ADSs and the Optional ADSs are hereinafter collectively referred to as the “ADSs”.

The Company has also entered into an agreement dated June 30, 2004 and July [    ], 2004 (the “Korean Underwriting Agreement”) providing for the public offering by the Company for subscription in Korea (the “Korean Offering”) of an aggregate of 9,600,000 shares of Common Stock through arrangements with certain underwriters in Korea (the “Korean Underwriters”), for whom Dongwon Securities Co., Ltd. is acting as representative (the “Korean Representative”). Such shares of Common Stock offered in the Korean Offering, including any shares of Common Stock to be issued and sold by the Company upon exercise of the over-allotment option under the Korean Option Agreement dated June 25, 2004 (the “Korean Option Agreement” and, collectively with the Korean Underwriting Agreement, the “Korean Underwriting Agreements”), among the Company, LG Electronics Inc. and the Korean Representative, are hereinafter collectively referred to as “Korean

Shares”. The Korean Shares and the Primary Firm Shares are hereinafter collectively referred to as the “Primary Shares”. The Offered Shares and the Korean Shares are hereinafter collectively referred to as the “Shares”.

The International Offering and the Korean Offering are collectively referred to herein as the “Global Offering”. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the Korean Underwriting Agreement are hereby made expressly conditional on one another.

The Underwriters and the Korean Underwriters (through the Representatives and the Korean Representative, respectively) have entered into an agreement dated the date hereof (the “Intersyndicate Agreement”) providing, among other things, that LG Investment & Securities Co., Ltd., Morgan Stanley Dean Witter Asia Limited and UBS AG shall act as the joint global coordinators (the “Joint Global Coordinators”) for the Global Offering. The Company and the Selling Shareholders hereby confirm the appointment of the Joint Global Coordinators by the Underwriters and the Korean Underwriters.

The offering document to be used in connection with the International Offering, in the form first used to confirm sales of ADSs, is hereinafter referred to as the “Prospectus”. A separate form of offering document (the “Korean Securities Registration Statement”) is to be used in connection with the Korean Offering which contained in all material respects the same information as included in the Prospectus and certain supplemental information.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters and each of the Selling Shareholders that:

(a) A registration statement on Form F-1 (File No. 333-116819) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives and, excluding exhibits to such registration statement, heretofore delivered or to be delivered to each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed or transmitted for filing with the Commission; and no stop order suspending the effectiveness of such registration statement and any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated by, is pending before or, to the best of the Company’s knowledge, threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”) is hereinafter called a “Preliminary Prospectus”); the various parts of such registration statement, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 7(a)(i) hereof and deemed by virtue of Rule 430A under the Act to be part of the registration statement at the time it was declared effective, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

(b) A registration statement on Form F-6 (File No. 333-117149) in respect of the ADSs has been filed with the Commission; such registration statement, in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, heretofore delivered or to be delivered to each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated by, is pending before or, to the best of the Company’s knowledge, threatened by the Commission (the various parts of such registration statement, taken together, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, are hereinafter called the “ADS Registration Statement”).

(c) A registration statement on Form 8-A (File No. 001-32238) in respect of the registration of the Offered Shares and the ADSs under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) has been filed with the Commission; such registration statement in the form heretofore delivered to the Representatives and, excluding exhibits to such registration statement, heretofore delivered or to be delivered to each of the other Underwriters, has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated by, is pending before or, to the best knowledge of the Company, threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(d) The Registration Statement, the ADS Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement, the ADS Registration Statement or the Prospectus (including the Preliminary Prospectus dated June 28, 2004) will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder; the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement and any amendments or supplements thereto do not and will not, as of the applicable effective date as to the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement and any amendments or supplements thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, as of its date and as of each Time of Delivery (as defined in Section 5), does not (and the Preliminary Prospectus dated June 28, 2004, did not as of such date) contain and, as amended or supplemented, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives or any of their affiliates expressly for use in the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement or the Prospectus, as amended or supplemented.

(e) Since the date of the last audited financial statements included in the Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) entered into or assumed any material contract, (iii) incurred, assumed or acquired any material liability (including contingent liability) or other obligation, (iv) acquired or disposed of, or agreed to acquire or dispose of, any business or any other asset material to the Company and its subsidiaries, taken as a whole, or (v) entered into a letter of intent or memorandum of understanding (or announced an intention to do so) relating to any matters identified in clauses (ii) through (iv) above, except in each case to the extent disclosed in the Prospectus, as amended or supplemented.

(f) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any change in the capital stock of the Company or any material change in the consolidated short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, individually or in the aggregate, in or affecting the general affairs, management, shareholders’ equity, results of operations or financial position of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), otherwise than as set forth or contemplated in the Prospectus, as amended or supplemented.

(g) The Company has been duly incorporated and is validly existing as a corporation under the laws of Korea, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus, as amended or supplemented, and has been duly qualified for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except when the failure to be duly qualified and in good standing would not be reasonably expected to have a Material Adverse Effect; the articles of incorporation of the Company comply with the requirements of applicable Korean law, and are in full force and effect.

(h) Each of the Company’s subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus, as amended or supplemented, and has been duly qualified for the transaction of business and is in good standing (if applicable) under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except when the failure to be duly qualified and in good standing would not be reasonably expected to have a Material Adverse Effect; the constitutive documents of each of the Company’s subsidiaries comply with the requirements of applicable jurisdiction, and are in full force and effect.

(i) The Company has an authorized capitalization as set forth in the Prospectus, as amended or supplemented, and all of the issued shares of capital stock of the Company (including the Offered Secondary Shares) have been duly and validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Prospectus, as amended or supplemented; the Primary Shares have been duly and validly authorized and, when issued and delivered against payment therefor pursuant to this Agreement (in the case of the Primary Firm Shares) or the Korean Underwriting Agreements (in the case of the Korean Shares), will be duly and validly issued and fully paid and non-assessable; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except as set forth in the Prospectus, as amended or supplemented) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the holders of outstanding shares of capital stock of the Company are not, and on the First Time of Delivery (as defined in Section 5) and the Second Time of Delivery (as defined in Section 5), if applicable, will not, be entitled to preemptive or other rights to acquire the Offered Shares or the ADSs in connection with the transactions contemplated hereby or as otherwise disclosed in the Prospectus, as amended or supplemented; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue, shares of Common Stock or any other class of capital stock of the Company; the Shares may be freely deposited by the Company or the Selling Shareholder with the Depositary against the issuance of ADRs evidencing ADSs as contemplated in the Deposit Agreement; the Shares and the ADSs are freely transferable by the Company or the Selling Shareholders to or for the account of the several Underwriters and Korean Underwriters and (to the extent described in the Prospectus, as amended or supplemented) the initial purchasers thereof; there are no restrictions on subsequent transfers of the Offered Shares or the ADSs under the laws of Korea or the United States, except as described in the Prospectus, as amended or supplemented; and there is no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation or dissolution of the Company among the Shares and other outstanding shares of Common Stock and all holders (on the record date) of such Shares will be entitled, on the same basis as such other outstanding shares of Common Stock, to payment of full annual dividends in respect of the 2004 fiscal year of the Company, if any such dividends are declared.

(j) All dividends and other distributions declared and payable on the shares of capital stock of the Company, including the Offered Shares, may under the current laws and regulations of Korea be paid to the Depositary in Korean Won that may be converted into U.S. dollars and freely transferred out of Korea, and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Korea and are otherwise free and clear of any other tax, withholding or deduction in Korea, without the necessity of obtaining any Governmental Authorization (as defined below) in Korea, except as described in the Prospectus, as amended or supplemented, under “Korean Foreign Exchange Controls and Securities Regulations” and “Taxation — Korean Taxation”.

(k) Each of this Agreement and the Korean Underwriting Agreements has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding agreement enforceable against the Company in accordance with its terms, subject to

(i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (ii) subject to such exceptions as are set forth in the opinion of Cleary, Gottlieb, Steen & Hamilton, as described in Annex A.

(l) The issue of the Primary Firm Shares and the ADSs and the deposit by the Company or the Selling Shareholders, as the case may be, of the Offered Shares with the Depositary against receipt of ADRs evidencing the ADSs, the sales of the Offered Shares and ADSs by the Company and the Selling Shareholders, the compliance by the Company with all of the provisions of this Agreement, the Korean Underwriting Agreements and the Deposit Agreement, and the consummation by the Company of the transactions herein and therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject , nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, subsidiary or any of its respective properties (“Governmental Agency”), except for such conflict, breach, violation or default that, individually or in the aggregate, would be reasonably expected not to have a Material Adverse Effect, nor will such action result in any violation of the provisions of the articles of incorporation of the Company or any constitutive documents of its subsidiaries; and no consent, approval, authorization, order, registration, clearance or qualification (“Government Authorization”) of or with any such U.S. or Korean Governmental Agency is required to be obtained or filed by the Company for the issue (in the case of the Primary Firm Shares) and sale of the Offered Shares or the ADSs or the consummation by the Company of the transactions contemplated by this Agreement, the Korean Underwriting Agreements or the Deposit Agreement, except (i) such as have been, or will have been obtained prior to the First Time of Delivery (as defined in Section 5 hereof), under the Act, the Exchange Act, and the rules and regulations thereunder; (ii) the report to the Ministry of Finance and Economy of Korea by the Company on the issue of the ADSs, which has been reported; (iii) the registration of the issuance of the Primary Shares with the Registry Offices of the competent Korean courts having jurisdiction over the Company which is required to be made within two weeks from the issue of the Shares; and (iv) such Government Authorizations as may be required under United States state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters.

(m) The Deposit Agreement has been duly authorized, executed and delivered by the Company, and, assuming the Depositary has satisfied those legal requirements that are applicable to it to the extent necessary to make the Deposit Agreement enforceable against it, constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (ii) subject to such exceptions as are set forth in the opinion of Cleary, Gottlieb, Steen & Hamilton, as described in Annex A; the Primary Firm Shares and, with respect to the Offered Secondary Shares, assuming the accuracy and compliance with the representations, warranties and covenants made by the Selling Shareholders herein, upon issuance by the Depositary of ADRs evidencing ADSs against the deposit of Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADRs conform in all material respect to the descriptions thereof contained in the Prospectus, as amended or supplemented.

(n) The Company and its subsidiaries have good title to all real property and all personal property owned by them that are material to the business or operations of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus, as amended or supplemented or do not, or are not reasonably expected to, materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries that are material to the business or operations of the Company and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material or do not, or are not reasonably expected to, materially interfere with the use made and proposed to be made of such property and buildings by the Company and such subsidiaries.

(o) Each of the Company and its subsidiaries owns or has valid licenses in full force and effect or otherwise has the legal right to use, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (including the “LG.Philips LCD” name and logo) currently employed by them in connection with the business currently operated by them, except for such failure that individually or in the aggregate, would be reasonably expected not be have a Material Adverse Effect; and, to the best of the Company’s knowledge after due inquiry, none of the Company or any of its subsidiaries is infringing, has infringed or has received any notice of infringement of or conflict with the asserted rights of others with respect to any of the foregoing, except for such failure to own, have valid licenses or otherwise have, or be able to acquire, the legal right, or infringement that, individually or in the aggregate, would be reasonably expected not to have a Material Adverse Effect and other than as set forth in the Prospectus, as amended or supplemented.

(p) Each of the Company and its subsidiaries is not in a breach or violation of any statute or any order, rule or regulation of any Governmental Agency, or any of the terms or provisions of, or a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such breach, violation or default that, individually or in the aggregate, would be reasonably expected not to have a Material Adverse Effect, nor in any violation of the provisions of the articles of incorporation of the Company or any constitutive documents of its subsidiaries.

(q) Each of the Company and its subsidiaries has all necessary licenses, franchises, permits, authorizations, orders and approvals and other concessions that are necessary to own or lease their properties and conduct their businesses as described in the Prospectus, as amended or supplemented, except for such failure to have any such licenses, franchises, permits, authorizations, orders, approvals or concessions that, individually or in the aggregate, would be reasonably expected not to have a Material Adverse Effect; and neither the Company nor its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such licenses, franchises, permits, authorizations, orders, approvals or concessions which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect, except as described in the Prospectus, as amended or supplemented.

(r) The Company is not an “investment company” nor an entity controlled by an “investment company”, as such terms are defined in the U.S. Investment Company Act of 1940, as amended.

(s) In connection with the Global Offering, none of the Company, its subsidiaries and their directors or affiliates (within the meaning of the Act and the regulations thereunder) has taken or will take, directly or indirectly, any action which was, or will be, taken for the purpose of, or which would reasonably be expected to cause or result in, under the Exchange Act, stabilizing or manipulating the price of the Shares, ADSs or any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares or ADSs.

(t) Other than as set forth in the Prospectus, as amended or supplemented, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, individually or in the aggregate, would be reasonably expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or others.

(u) The Company has consented to the deposit of the Offered Secondary Shares by the Selling Shareholders with the Depositary and the issuance by the Depositary of the ADRs evidencing the ADSs to be delivered by the Selling Shareholders, to the Underwriters at each Time of Delivery.

(v) The statements set forth in the Prospectus, as amended or supplemented, under the captions “Description of Capital Stock” and “Description of American Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Common Stock and the articles of incorporation of the Company and the ADSs and the Deposit Agreement, respectively, and under the caption “Taxation”, insofar as they purport to describe the provisions of the U.S. and Korean laws and documents referred to therein, are true and accurate in all material respects.

(w) The Company was not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for the fiscal year ended December 31, 2003 and does not expect to become a PFIC in the near future.

(x) The audited consolidated financial statements (and the notes thereto) as of December 31, 2002 and 2003, and for each of the three years in the period ended December 31, 2003 and the non-audited consolidated financial statements (and the notes thereto) as of and for each of the quarters ended March 31, 2003 and 2004 of the Company and its consolidated subsidiaries included in the Prospectus, as amended or supplemented present fairly the financial position of the Company on a consolidated basis as of the dates indicated, and the results of operations and the cash flows for the periods specified in conformity with U.S. GAAP; the summary and selected financial data included in the Prospectus, as amended or supplemented, present fairly the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements; no other financial statements, schedules or pro forma financial information of the Company or any of its subsidiaries are required by the Act or the rules and regulations thereunder to be included or incorporated by reference in the Prospectus, as amended or supplemented; and Samil PricewaterhouseCoopers, who have expressed an opinion on the audited financial statements of the Company and its consolidated subsidiaries based on their audits, are independent auditors with respect to the Company within the meaning of the Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder.

(y) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the credit quality of the assets is monitored at reasonable intervals and appropriate action is taken with respect to any material deterioration in quality.

(z) The section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Critical Accounting Policies” in the Prospectus, as amended or supplemented, accurately and fully describes (i) the accounting policies which the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and which require management’s most difficult, subjective or complex judgments (“critical accounting policies”); (ii) the judgments and uncertainties affecting the application of critical accounting policies; and (iii) an explanation of the likelihood that materially different amounts would be reported under different conditions or using different assumptions.

(aa) The sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and “— Off-Balance Sheet Arrangements” in the Prospectus, as amended or supplemented, accurately and fully describe (i) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur and (ii) all off-balance sheet transactions, arrangements, and obligations, including, without limitation, relationships with unconsolidated entities that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or any of its subsidiaries such as structured finance entities and special purpose entities that are reasonably likely to have a material effect on the liquidity of the Company and its subsidiaries, taken as a whole, or the availability thereof or the requirements of the Company and its subsidiaries for capital resources. As used herein in this Section, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not”.

(bb) Each of the Company and its subsidiaries has filed with all appropriate taxing authorities all income, franchise or other tax returns required to be filed on a timely basis (taking into account valid extensions of the time for filing) and no tax deficiency has been determined adversely to the Company and its subsidiaries, nor does the Company and its subsidiaries have any knowledge of any tax deficiency, in each case, except for such failure or deficiency that, individually or in the aggregate, would be reasonably expected not to have a Material Adverse Effect.

(cc) Except as disclosed in the Prospectus, as amended or supplemented, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Korea or any political subdivision or taxing authority thereof or therein (other than Korean tax payable by reason of the fact that, (x) for the Underwriters incorporated in Korea, their income generally is subject to corporate income tax in Korea, or (y) for the other Underwriters, they have a permanent establishment in Korea to which the relevant Korean source income is attributable) in connection with (i) the deposit of the Offered Shares by the Company with the Depositary against the issuance of ADRs evidencing ADSs, (ii) the sale and delivery by the Company of the Shares and the ADSs to or for the respective accounts of the several Underwriters in the manner contemplated in this Agreement, (iii) the execution and delivery of this Agreement and the Deposit Agreement and (iv) the sale and delivery by the several Underwriters of the ADSs representing the shares newly issued by the Company to the initial purchasers thereof in the manner contemplated in the Prospectus, as amended or supplemented.

(dd) None of the Company or its subsidiaries and the businesses or entities operated or owned by the Company or its subsidiaries, nor any of their respective directors (as identified in the Prospectus, as amended or supplemented), directly or indirectly, own any interest exceeding 5% of the total issued share capital of, hold any directorships or management positions in, or are a party to any material transaction with any entity that competes with the Company or its subsidiaries, except as described in the Prospectus, as amended or supplemented.

(ee) Except as described in the Prospectus, as amended or supplemented, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened, except for such disturbance or dispute that, individually or in the aggregate, would be reasonably expected not to have a Material Adverse Effect; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, except for such disturbance or dispute that, individually or in the aggregate, would be reasonably expected not to have a Material Adverse Effect.

(ff) Except as disclosed in the Prospectus, as amended or supplemented, no material indebtedness (actual or contingent) and no material contract or arrangement (other than employment contracts or arrangements) is outstanding between the Company and any director or executive officer of the Company or any affiliate or person connected with such director or executive officer (including his spouse, children, any company or undertaking in which he holds a controlling interest).

(gg) There are no statutes, regulations, contracts or other documents (including any related party agreements and material contracts) that are required to be described in the Registration Statement or the Prospectus, as amended or supplemented or to be filed as exhibits thereto that have not been so described and filed as required.

(hh) The ADSs have been approved for listing on the New York Stock Exchange, subject to notice of issuance, and the Korea Stock Exchange’s affirmative decision on the eligibility of the Common Stock for listing on the Korea Stock Exchange has been obtained and all requirements for the listing of the Common Stock on the Korea Stock Exchange have been satisfied, except for (i) the share distribution requirements set out in Article 15(1)(iv) of the

Listing Regulations of the Korea Stock Exchange, which will be satisfied upon the First Time of Delivery, (ii) the debt-to-equity ratio requirements set out in Article 15(1)(v) of the Listing Regulations of the Korea Stock Exchange, which will be satisfied upon the First Time of Delivery, and (iii) the filing of certain documents with the Korea Stock Exchange for listing application of the Common Stock, which will be made immediately after the First Time of Delivery.

(ii) The Company has not offered, sold or issued any shares of its share capital during the six-month period preceding the effective date of the Registration Statement, including any sales pursuant to Rule 144A under, or Regulations D or Regulation S of, the Act.

(jj) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to include any securities of the Company with the Offered Shares or the ADSs registered pursuant to the Registration Statement, except for the registration rights agreements, each dated as of [            ], 2004 between the Company and each Selling Shareholder with respect to the shares of Common Stock held by such Selling Shareholder.

(kk) The Company and its subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would, individually or in the aggregate, be reasonably expected not to have a Material Adverse Effect.

(ll) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(mm) Each of the Company and its subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses; neither the Company nor any of its subsidiaries has reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that (except that only LG Electronics Inc. represents and warrants in respect of clause (i) of paragraph (i) and that only Koninklijke Philips Electronics N.V. represents and warrants in respect of clause (iii) of paragraph (a) and clause (ii) of paragraph (i)):

(a) All Government Authorizations required for the deposit of the Offered Secondary Shares deposited or to be deposited with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered at each Time of Delivery (as defined in Section 5) for the sale and delivery of the ADSs to be sold by the Selling Shareholder and for the execution, delivery and performance by the Selling Shareholder of this Agreement and for the sale and delivery of the ADSs to be sold by the Selling Shareholder and the consummation of the transactions contemplated by this Agreement have been obtained (except (i) such as have been obtained, or will be obtained prior to the First Time of Delivery, under the Act, the Exchange Act, and the rules and regulations thereunder, (ii) the report to the Ministry of Finance and Economy of Korea by the Company as provided hereunder, on the issue of the ADSs, which has been reported and (iii) the report to the designated foreign exchange bank in Korea by Koninkijke Philips Electronics N.V. on the transfer of the Offered Secondary Shares which is required to be made (x) on the earlier of 30 days from the date of this Agreement or the First Time of Delivery in the case of Secondary Firm Shares and (y) on the earlier of 30 days from the date of this Agreement or the Second Time of Delivery in the case of Optional Shares); and the Selling Shareholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares and the ADSs to be sold by the Selling Shareholder.

(b) The sale of the ADSs to be sold by the Selling Shareholder, the deposit of the Offered Secondary Shares with the Depositary against issuance of the ADRs evidencing the ADSs to be delivered by the Selling Shareholder at each Time of Delivery and the compliance by the Selling Shareholder with all the provisions of this Agreement and the Deposit Agreement and the consummation of the transactions herein and therein contemplated relating to the Selling Shareholder will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Shareholder is a party or by which the Selling Shareholder is bound or to which any of the property or assets of the Selling Shareholder is subject, nor will such action result in any violation of any statute, order, rule or regulation of any Governmental Agency having jurisdiction over the Selling Shareholder or the property of the Selling Shareholder, except for such conflict, breach, violation or default that would not have a material adverse effect on the ability of the Selling Shareholder to perform its obligation under this Agreement and the Deposit Agreement, nor will such action result in any violations of the provisions of the articles of incorporation or other constitutive documents of the Selling Shareholder.

(c) The Selling Shareholder has, and immediately prior to the time it deposits Offered Secondary Shares with the Depositary against the issuance of the ADRs evidencing the ADSs to be sold by it to be delivered at each Time of Delivery will have, good and valid title to such Shares free and clear of all liens, encumbrances, equities and claims; subject to the Governmental Authorizations referred to in paragraph (a) above, the Shares may be freely deposited by the Selling Shareholder with the Depositary against issuance of the ADSs; assuming that the Deposit Agreement has been duly authorized, executed and delivered by the parties thereto, upon delivery of such ADSs and payment therefor pursuant hereto, good and valid title to such ADSs, free and clear of all liens, encumbrances, equities or claims, will be freely transferable by the Selling Shareholder to the Underwriters and (to the extent described in the Prospectus, as amended or supplemented) the initial purchasers thereof; and there are no restrictions on subsequent transfers of such ADSs under the laws of Korea or the United States, except as described in the Prospectus, as amended or supplemented.

(d) In connection with the Global Offering, none of the Selling Shareholder and its directors and affiliates (within the meaning of the Act and the regulations thereunder) has taken, or will take, directly or indirectly, any action which was, or will be, taken for the purpose of, or which was, or will be, designed to, or which has constituted, or will constitute, or which might reasonably be expected to cause in or result, under the Exchange Act, in stabilizing or manipulating the price of the Shares, ADSs or any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Shares or ADSs or otherwise, provided that the Selling Shareholder makes no representation to the extent covered by Section 1(s).

(e) The Selling Shareholder has deposited or will deposit prior to each Time of Delivery, the Offered Secondary Shares to be sold by it with the Depositary against the issuance of the ADRs evidencing the ADSs to be sold by it to the Underwriters and has instructed or will instruct the Depositary to deliver such ADSs to the Underwriters at each Time of Delivery.

(f) Except as disclosed in the Prospectus, as amended or supplemented, there are no contracts, agreements or understandings between the Selling Shareholder and any person that would give rise to a valid claim against the Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the ADSs.

(g) Except as disclosed in the Prospectus, as amended or supplemented, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to Korea or any political subdivision or taxing authority thereof or therein (other than Korean tax payable by reason of the fact that, (x) for the Underwriters incorporated in Korea, their income generally is subject to tax in Korea, or (y) for the other Underwriters, they have a permanent establishment in Korea to which the relevant Korean source income is attributable) in connection with (i) the deposit of the Shares by the Selling Shareholder with the Depositary against the issuance of ADRs evidencing ADSs, (ii) the sale and delivery by the Selling Shareholder of the ADSs to or for the respective accounts of the several Underwriters in the manner contemplated in this Agreement, (iii) the execution and delivery of this Agreement and (iv) the sale and delivery by the several Underwriters of the ADSs to the initial purchasers thereof in the manner contemplated in the Prospectus, as amended or supplemented.

(h) (i) LG Electronics Inc. represents and warrants that it has been duly incorporated and is validly existing as a corporation under the laws of Korea; (ii) Koninklijke Philips Electronics N.V. represents and warrants that it is a limited liability stock corporation duly organized and validly existing under the laws of The Netherlands; and (iii) this Agreement has been duly authorized, executed and delivered by the Selling Shareholder and constitutes a legal, valid and binding agreement enforceable against the Selling Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(i) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Shareholder for use therein, it being understood that such information consists only of the information under the caption “Principal and Selling Shareholders” (the “Shareholder Information”), such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, and, in the case of the Prospectus, as of each Time of Delivery, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein made in reliance upon and in conformity with Shareholder Information not misleading.

3. Agreements to Sell and Purchase.

(a) (i) The Company hereby agrees to issue and sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Primary Firm ADSs set forth in Schedule I hereto opposite its name at US$[        ] per ADS (the “Offering Price”) and (ii) the Selling Shareholders hereby agree, severally and not jointly, to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Selling Shareholders the respective numbers of Secondary Firm ADSs set forth in Schedule I hereto opposite its name at US$[        ] per ADS (the “Secondary ADS Purchase Price”). The Offering Price represents the public offering price per ADS and the Secondary ADS Purchase Price represents the Offering Price less underwriting commission of US$[        ] per ADS (the “Underwriting Commission”).

(b) On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders, severally and not jointly, agree to sell to the several Underwriters and the Underwriters have the right to purchase, severally and not jointly, the Optional ADSs at the Secondary ADS Purchase Price, if and to the extent that the Representatives, on behalf of the Underwriters, elect to exercise such option. If the Representatives elect to exercise such option, the Representatives shall so notify the Company and the Selling Shareholders in writing not later than 30 days after the date of the commencement of trading of the ADSs on the New York Stock Exchange or the Shares on the Korea Stock Exchange, whichever is earlier, which notice shall specify the number of Optional ADSs to be purchased by the Underwriters and the date on which such ADSs are to be purchased. Such date may be the same as the First Time of Delivery or, unless the Representatives and the Company and the Selling Shareholders otherwise agree in writing, not earlier than two nor later than ten business days after the date of such notice. Optional ADSs may be purchased as provided in Section 3 hereof solely for the purpose of covering over-allotments made in connection with the International Offering. If any Optional ADSs are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional ADSs (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional ADSs allocated to the International Offering to be purchased as the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm ADSs. The Representatives in their sole discretion shall have the authority to exercise the over-allotment option on behalf of the Underwriters.

(c) As compensation to the Underwriters for their commitments to purchase the Primary Firm ADSs under this Agreement, the Company will, at the First Time of Delivery, pay to the Underwriters, Underwriting Commission for each of the Primary Firm ADSs to be purchased at the First Time of Delivery as provided in this Agreement. The parties hereto agree and acknowledge that the public offering price for each Korean Share is the same as the public offering price per Offered Share represented by the ADSs in the International Offering, being Korean Won [        ] per Offered Share, based on the Offering Price as translated at the exchange rate of Korean Won [        ] = US$1.00, the noon buying rate of the Federal Reserve Bank of New York for Won in effect on [        ], 2004, and subject to any necessary rounding.

4. Terms of Public Offering. The Company and the Selling Shareholders are advised by the Joint Global Coordinators that the Underwriters propose to make a public offering of their respective portions of the ADSs as soon after the Registration Statement and this Agreement have become effective as in the judgment of the Joint Global Coordinators is advisable, upon the terms set forth in the Prospectus, as amended or supplemented. The Company and the Selling Shareholders are further advised by the Joint Global Coordinators that the ADSs are to be offered to the public initially at the Offering Price and to certain dealers selected by the Joint Global Coordinators at a price that represents a concession not in excess of US$[        ] per ADS under the Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of US$[        ] per ADS, to any Underwriter or to certain other dealers.

5. Payment and Delivery.

(a) For the ADSs to be delivered hereunder, the Company shall issue and deposit the requisite number of Primary Firm Shares and the Selling Shareholders shall deposit the requisite number of the Offered Secondary Shares, in each case, with the Korea Securities Depository (the “KSD”), as custodian for the Depositary (the “Custodian”), for the account of the Depositary, and the Company shall register such Offered Shares on the shareholders’ registry of the Company in the name of the Custodian. The ADSs to be purchased by each Underwriter hereunder, in definitive form, and in such amounts and registered in such names as the Representatives may request upon notice to the Company and the Selling Shareholders at least forty-eight (48) hours prior to each Time of Delivery (the “Notification Time”), shall be delivered at the relevant Time of Delivery by or on behalf of the Company and the Selling Shareholders to the Representatives through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, immediately following or against payment by the Representatives of the aggregate Offering Price (in the case of the Primary Firm ADSs) or the aggregate Secondary ADS Purchase Price (in the case of the Secondary ADSs)

therefor by wire transfer through the Federal Wire System in New York in United States dollars, in immediately available funds, to the Company’s account and the Selling Shareholders’ respective accounts (which shall be designated to the Joint Global Coordinators by the Company and the Selling Shareholders at the Notification Time) in New York as specified in Section 5(b) or 5(c) below. The Company and the Selling Shareholders will cause the certificate or certificates in global form representing the ADSs to be made available for checking at least twenty-four (24) hours prior to each Time of Delivery of ADSs in New York with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).

(b) With respect to the Firm ADSs, the time and date of (i) the delivery shall be immediately after 11:00 a.m. New York City time, on July [22], 2004 (00:00 a.m., July [23], 2004, Seoul time) and (ii) the payment shall be immediately prior to 11:00 a.m. New York City time, on July [22], 2004 (which shall fall on July [22], 2004, Seoul time) or, in each case of (i) and (ii), at the same time on such other dates as the Joint Global Coordinators and the Company and the Selling Shareholders may agree upon in writing. Such time and date for delivery of the Firm ADSs are herein referred to as the “First Time of Delivery”.

(c) With respect to the Optional ADSs, the time and date of the delivery and payment shall be (10:00 a.m., New York City time, on the dates specified by the Joint Global Coordinators in the written notice given by the Joint Global Coordinators of the election to purchase such Optional ADSs or such other times, dates and place as the Joint Global Coordinators and the Selling Shareholders may agree upon in writing. Such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, are herein referred to as the “Second Time of Delivery”, and together with the First Time of Delivery, each a “Time of Delivery”.

(d) The documents to be delivered by or on behalf of the parties hereto pursuant to this Agreement will be delivered on the First Time of Delivery and, if applicable, each Time of Delivery, or such other time and date as the Joint Global Coordinators and the Company and the Selling Shareholders may agree upon in writing, in each case at the offices of Simpson Thacher & Bartlett LLP at Asia Pacific Finance Tower, 7th floor, 3 Garden Road, Central, Hong Kong SAR (the “Closing Location”). Any references to a Time of Delivery made with respect to the delivery of documents or satisfaction of the conditions in this Agreement shall be to the earlier of such Time of Delivery, if there is time difference between the time for payment for the Offered Shares delivered in lieu of the ADSs and the time for payment for the Offered Shares underlying ADSs or the ADSs. A meeting will be held at the Closing Location at 2:00 p.m., Hong Kong time, on the business day immediately preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to this Section and the cross receipts of the ADSs will be available for review by the parties hereto.

6. Conditions to the Underwriters’ Obligations. The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein, at and as of each Time of Delivery, are true and correct, the condition that each of the Company and the Selling Shareholders shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus as amended or supplemented in relation to the Offered Shares and ADSs shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 7(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction.

(b) Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated such Time of Delivery, with respect to the Offered Shares and the ADSs to be sold at such Time of Delivery, the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement and the Prospectus, each as amended or supplemented, and such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside the United States.

(c) Each of (i) Cleary, Gottlieb, Steen & Hamilton, U.S. counsel for the Company, (ii) Cleary, Gottlieb, Steen & Hamilton, U.S. counsel for LG Electronics Inc., and (iii) Sullivan & Cromwell LLP, U.S. counsel for Koninklijke Philips Electronics N.V. shall have furnished to the Representatives their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex A, Annex B, and Annex C, respectively, hereto.

(d) Each of (i) Kim & Chang, Korean counsel for the Company and (ii) Lee & Ko, Korean counsel for LG Electronics Inc., shall have furnished to the Representatives their written opinion dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex D and Annex E, respectively, hereto.

(e) Prof. Dr. A. Verdam, legal advisor for Koninklijke Philips Electronics N.V., shall have each furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex F hereto.

(f) Shin & Kim, Korean counsel for the Underwriters, shall have furnished to the Representatives their written opinion or opinions, dated such Time of Delivery in form and substance satisfactory to the Representatives, with respect to the Offered Shares and the Offered ADSs to be sold at such Time of Delivery, and such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction outside Korea.

(g) Patterson, Belknap, Webb & Tyler LLP, counsel for the Depositary, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives, to the effect set forth in Annex G hereto.

(h) Each of Kim & Chang and Shin & Kim shall have furnished to the Representatives their written negative assurance statement letter, dated such Time of Delivery, with respect to the securities registration statement filed with the Financial Supervisory Commission in Korea (including Korean Securities Registration Statement), in form and substance satisfactory to the Representatives.

(i) The Company and the Depositary shall have executed and delivered, at the First Time of Delivery, the Deposit Agreement and, at each Time of Delivery, the Deposit Agreement shall be in full force and effect.

(j) On the date of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement, and also at each Time of Delivery, Samil PricewaterhouseCoopers, the independent accountants of the Company who have audited the consolidated financial statements of the Company included in the Registration Statement, shall have furnished to the Representatives a letter, dated the effective date of the Registration Statement, if the date of such report is later than such effective date and a letter dated such Time of Delivery, respectively, in form and substance satisfactory to the Representatives, to the effect set forth in Annex E hereto, and with respect to such letter dated such Time of Delivery, confirming in all material respects the conclusions and findings set forth in the earlier letter furnished pursuant hereto.

(k) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus, as amended or supplemented prior to the date of this Agreement, any loss or interference with its business from any calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, as amended or supplemented prior to the date of this Agreement, and (ii) since the respective dates as of which information is given in the Prospectus, as amended or supplemented prior to the date of this Agreement, there shall not have been any change in the consolidated capitalization or long-term debt of the Company and its subsidiaries taken as a whole or any change, or any development involving a prospective change, in or affecting the general affairs or senior management of the Company or the consolidated current or future financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus, as amended or supplemented prior to the date of this Agreement, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives, after consultation with the Company and the Selling Shareholders to the extent practicable, so material and adverse to the Company and its subsidiaries taken as a whole as to make it impracticable or inadvisable to proceed with the International Offering or the delivery of the ADSs on the terms and in the manner contemplated in the Prospectus, as amended or supplemented prior to the date of this Agreement.

(l) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company by a “nationally recognized statistical rating organization”,

as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities (other than confirmations of such announcements made prior to the date hereof).

(m) The ADSs to be delivered at each Time of Delivery and the Offered Shares represented thereby shall be duly listed and admitted to trading on the New York Stock Exchange, subject to official notice of issuance, and, as of the First Time of Delivery, all requirements for the listing of the Common Stock on the Korea Stock Exchange have been satisfied, except for the filing of certain documents with the Korea Stock Exchange for listing application of the Common Stock, which will be made promptly after the First Time of Delivery.

(n) The Depositary shall have furnished or caused to be furnished to the Representatives at each Time of Delivery certificates satisfactory to the Representatives evidencing the deposit by the Company and the Selling Shareholders with it of the Offered Shares, the receipt of instructions from the Company and the Selling Shareholders for the deposit of the Offered Shares being so deposited against issuance of ADRs evidencing the ADSs to be delivered by the Company and the Selling Shareholders, respectively, at each Time of Delivery, and the execution, counter-signature (if applicable), issuance and delivery of ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(o) The Company and the Selling Shareholders shall have furnished or caused to be furnished to the Representatives at each Time of Delivery their respective certificates of officers of the Company and the Selling Shareholders satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company and the Selling Shareholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and, in the case of the Company, as to the matters set forth in subsections (a) and (k) of this Section.

(p) The Korean Underwriting Agreements shall have been executed by the parties thereto and shall have become unconditional (except with respect to the unconditionality of this Agreement) and not have been terminated and the Korean Offering contemplated by the Korean Underwriting Agreements shall have become unconditional and shall be closing substantially concurrently with the closing contemplated hereunder.

(q) The Underwriters shall have received such other documents and certificates as reasonably requested by the Underwriters or their counsel, and the Company and the Selling Shareholders shall have furnished such counsel with any documents and information as they may reasonably request to enable them to pass upon such matters in their legal opinions referred to above.

(r) Arrangements satisfactory to the Joint Global Coordinators shall have been made for the concurrent payment and, as applicable, deduction and reimbursement out of the proceeds of the Global Offering to the Underwriters of all fees and expense contemplated to be concurrently paid or reimbursed by the Company and the Selling Shareholders to the Underwriters hereunder.

7. Covenants of the Company and the Selling Shareholders.

(a) In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

(i) To prepare the Prospectus, as amended or supplemented, in relation to the ADSs in a form approved by the Representatives and to file the Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement or Prospectus, as amended or supplemented prior to the date of this Agreement, which shall not have been approved by the Representatives; to file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Shares or the ADSs, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement, the ADS Registration Statement or the Form 8-A Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Offered Shares or the ADSs, of the suspension of the qualification of the Offered Shares or the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Offered Shares or the ADSs or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order.

(ii) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Offered Shares or the ADSs for offering and sale under the securities laws of such jurisdictions in the United States as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Shares or the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(iii) To furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus, as amended or supplemented, in connection with the offering or sale of the Offered Shares or the ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a Prospectus in connection with sales of any of the ADSs at any time nine months or more after the date of this Agreement, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may reasonably request of an amended or supplemented Prospectus complying the Section 10(a)(3) of the Act.

(iv) To endeavor to qualify the ADSs or the Offered Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(v) To make generally available to its security holders (within the meaning of the Act) as soon as practicable, an earnings statement of the Company and its consolidated subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(vi) To comply in all material respects with the Deposit Agreement so that ADRs evidencing ADSs to be delivered to each Underwriters at each Time of Delivery are executed by the Depositary (and, if applicable, counter-signed).

(vii) To list by the First Time of Delivery the ADSs and the Offered Shares on the New York Stock Exchange, subject to notice of issuance, and to list the Common Stock on the Korea Stock Exchange immediately after the First Time of Delivery (and no later than one (1) business day after the First Time of Delivery and to use its best efforts to maintain the listings of the ADSs and the Offered Shares on the NYSE and the Common Stock on the Korea Stock Exchange.

(viii) Prior to 10:00 a.m., New York City time, on each Time of Delivery, the Company shall have caused the Custodian to confirm to the Representatives, on behalf of the Underwriters, that the Custodian has registered the Offered Shares, as trusted assets in the Depositary’s ADR deposit account established by the Depositary with the Custodian pursuant to the Deposit Agreement, subject to notice of transfer of such Offered Shares to the Custodian, with such notice to be given by the Company and the Selling Shareholders.

(ix) To apply the net proceeds to be received by the Company from the sale of the ADSs and the Shares pursuant to the International Offering as set forth under the caption “Use of Proceeds” in the Prospectus, as amended or supplemented.

(x) Without the prior written consent of the Representatives on behalf of the Underwriters, during the period commencing the date hereof and ending 180 days after the date of this Agreement (the “Lock-Up Period”), not to, and not to announce its intentions to, issue, offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the Company’s capital stock, global, American or similar depositary shares representing the Company’s capital stock or any securities convertible into or exercisable or exchangeable for, or representing interests in such securities, or other instruments, warrants or options (settled by physical delivery, cash or otherwise) representing or granting interests in such securities (including rights issue), other than issuance of stock options to purchase up to one million shares of Common Stock that are granted to the Company’s management or board of directors, after prior consultation with the Representatives, on or after the 61st day after the date of this Agreement.

(xi) To indemnify and hold the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees, including any interest and penalties, payable in Korea which are or may be required to be paid in or in connection with the creation, allotment, issuance, offer and distribution of the Offered Shares or the ADSs and the execution and delivery of this Agreement and the Deposit Agreement.

(xii) If the Company and the Underwriters elect to rely upon Rule 462(b), to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, provided that the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

(xiii) To furnish to the Depositary for mailing to all holders of record of ADSs as soon as practicable after the end of each fiscal year an annual report (in English) (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries and business segment information in accordance with Statement of Financial Accounting Standards No. 131, certified by independent public accountants and prepared in conformity with U.S. GAAP) and to file with Commission on a timely basis for each year an annual report on Form 20-F that includes a reconciliation of net income, total shareholders’ equity and other financial statement items as required by the rules and regulations of the Commission to U.S. GAAP, and, as soon as practicable after the end of each of the first three quarters of each fiscal year prepared in accordance with Korean GAAP (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to file with Commission on a timely basis current report on Form 6-K that includes unconsolidated summary financial information of the Company for such quarter in reasonable detail.

(xiv) During a period of three years from the effective date of the Registration Statement, to furnish to the Representatives as soon as they are available, (i) copies of all reports or other communications (financial or other) furnished to shareholders and (ii) copies of any reports and financial statements furnished to or filed with the Commission or any securities exchange on which any class of securities of the Company is listed, to the extent such materials are not otherwise publicly available.

(xv) To use its best efforts to comply with all applicable laws, rules and regulations of the U.S. Sarbanes-Oxley Act of 2002.

(xvi) To file with the Commission such information on Form 20-F as may be required by Rule 463 under the Act.

(b) Each Selling Shareholder agrees with each of the Underwriters:

(i) Prior to each Time of Delivery, to deposit the Offered Secondary Shares to be sold by it with the Depositary in accordance with the provisions of the Deposit Agreement so that ADRs evidencing ADSs will be executed (and, if applicable, counter-signed) and issued by the Depositary against receipt of such Shares and delivered to the Underwriters at such Time of Delivery.

(ii) Without the prior written consent of the Representatives on behalf of the Underwriters, during the Lock-Up Period, not to, and not to announce its intention to, offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any of the Company’s capital stock, global, American or similar depositary shares representing the Company’s capital stock or any securities convertible into or exercisable or exchangeable for, or representing interests in such securities, or other instruments, warrants or options (settled by physical delivery, cash or otherwise) representing or granting interests in such securities, provided, however, that the Selling Shareholder makes no representation regarding the Company and its subsidiaries in this clause (ii).

(iii) To indemnify and hold the Underwriters harmless against any documentary, stamp or similar issuance or transfer taxes, duties or fees and any transaction levies, commissions or brokerage charges, including any interest and penalties, payable in Korea, which are or may be required to be paid in connection with the creation, allotment, issuance, offer and distribution of the ADSs to be sold by the Selling Shareholder and the execution and delivery of this Agreement and the Deposit Agreement.

(iv) To advise the Representatives promptly, and if requested by them, to confirm such advice in writing, so long as delivery of a prospectus relating to the Offered Shares or the ADSs by an underwriter or dealer may be required under the Act, of (i) any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties that comes to the attention of the Selling Shareholder, (ii) any change in information in the Registration Statement, the ADS Registration Statement, the Form 8-A Registration Statement or the Prospectus relating to the Selling Shareholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus that comes to the attention of the Selling Shareholder.

8. Expenses. The Company, the Selling Shareholders and the Underwriters shall pay such fees and expenses incurred in connection with the consummation of the transactions contemplated herein in accordance with the agreement dated the date hereof between such parties relating to payment of such fees and expenses.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of an Underwriter selling underwritten ADSs or Shares on behalf of an Underwriter (a “Selling Affiliate”), and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or supplement thereto, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made), except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon Shareholder Information or information furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased ADSs, or any person controlling such Underwriter, to the extent that any such losses, claims, damages or liabilities of such Underwriter result from the fact that such Underwriter sold ADSs to a person as to whom it shall be established that there was not sent or given to such person by or on behalf of such Underwriter, if such delivery is required by the Act, at or prior to the time when the written confirmation of the sale of ADSs to such person shall be sent or given, a copy of the Prospectus (as then amended or supplemented), if the Company has previously and timely furnished copies thereof in sufficient quantity to such Underwriter and such losses, claims, damages or liabilities of such Underwriter result from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (as then amended or supplemented), unless such failure is the result of noncompliance by the Company with Section 7(a)(i) or 7(a)(iii) of this Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, each Selling Affiliate, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or supplement thereto, any Preliminary Prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any Preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alledged omission was made in reliance upon and in conformity with Shareholder Information; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased ADSs, or any person controlling such Underwriter, to the extent that any such losses, claims, damages or liabilities of such Underwriter result from the fact that such Underwriter sold ADSs to a person as to whom it shall be established that there was not sent or given to such person by or on behalf of such Underwriter, if such delivery is required by the Act, at or prior to the time when the written confirmation of the sale of ADSs to such person shall be sent or given, a copy of the Prospectus (as then amended or supplemented), if the Company has previously and timely furnished copies thereof in sufficient quantity to such Underwriter and such losses, claims, damages or liabilities of such Underwriter result from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was corrected in the Prospectus (as then amended or supplemented), unless such failure is the result of noncompliance by the Company with Section 7(a)(i) or 7(a)(iii) of this Agreement. This indemnity agreement will be in addition to any liability which the Selling Shareholder may otherwise have.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement, and each person, if any, who controls the Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Selling Shareholders to such Underwriter, but only with reference to information furnished to the Company or the Selling Shareholders in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus, or the Prospectus or any amendments or supplements thereto.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 9(a), 9(b) or 9(c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnification obligation provided in Section 9(a), 9(b) or 9(c) above.

The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnified party and the indemnifying party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for that indemnified party and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 9(a) or 9(b) and by the Company in the case of parties indemnified pursuant to Section 9(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this second paragraph of this Section 9(d), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand from the offering of the ADSs or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the ADSs under this Agreement shall be deemed to be in the same respective proportions as the net proceeds from the offering of the ADSs under this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters with respect to the ADSs under this Agreement, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the ADSs. The relative fault of the Company, the Selling Shareholder and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of ADSs they have purchased hereunder, and not joint.

(f) The Company and the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of any payment for any of the ADSs.

10. Termination. The Representatives may terminate this Agreement in their absolute discretion, by notice given to the Company and the Selling Shareholders, if after the execution and delivery of this Agreement and prior to the First Time of Delivery there shall have occurred any of the following: (i) a suspension or material limitation in trading securities generally on or by, as the case may be, any of the New York Stock Exchange, or the Korea Stock Exchange; trading of any securities of the Company or any of its subsidiaries shall have been suspended or materially limited on any such exchange (ii) a general moratorium on commercial banking activities declared by relevant Korean, United States federal, New York State or United Kingdom authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, the United Kingdom or Korea; (iii) the outbreak or escalation of hostilities involving the United States, or Korea or the declaration by the United States or Korea of a national emergency or war, if the effect of any such event specified in this clause (iii), in the judgment of the Representatives, after consultation with the Company and the Selling Shareholders to the extent practicable, makes it impracticable or inadvisable to proceed with the Global Offering or the delivery of the ADSs on the terms and in the manner contemplated in the Prospectus, as amended or supplemented; or (iv) any other calamity or crisis or any material adverse change in existing Korean or international financial, political or economic conditions or Korean or the U.S. currency exchange rates or exchange controls, if the effect of any such event specified in this clause (iv), in the judgment of the Representatives, after consultation with the Company and the Selling Shareholders to the extent practicable, makes it impracticable or inadvisable to proceed with the Global Offering or the delivery of the ADSs on the terms and in the manner contemplated in the Prospectus, as amended or supplemented.

11. Effectiveness: Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on a Time of Delivery, any one or more of the Underwriters shall fail or refuse to purchase ADSs that it has or they have agreed to purchase hereunder on such date, and the aggregate number of ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the ADSs to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of ADSs set forth opposite their respective names in Schedule I bears to the aggregate number of ADSs set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the ADSs which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of ADSs that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of ADSs without the written consent of such Underwriter. If, on a Time of Delivery, any Underwriter or Underwriters shall fail or refuse to purchase ADSs and the aggregate number of ADSs with respect to which such default occurs is more than one-tenth of the aggregate number of ADSs to be purchased, and arrangements satisfactory to you, the Company and the Selling Shareholder for the purchase of such ADSs are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company and the Selling Shareholders. In any such case the Company shall have the right to postpone a Time of Delivery, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of either of the Company or the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason either of the Company or the Selling Shareholders shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

12. Submission to Jurisdiction. (a) The Company and the Selling Shareholders irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The

Company and the Selling Shareholders irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

(b) The Company has appointed LG.Philips LCD America Inc., 150 East Brokaw Road, San Jose, CA 95112, LG Electronics Inc. has appointed LG Electronics U.S.A. Inc., 1000 Sylvan Ave. Englewood Cliffs, NJ 07632, and Koninklijke Philips Electronics N.V. has appointed Philips Electronics N.A., 1251 Avenue of the Americas, New York, NY 10020, in each case, as its agent (each, a “Process Agent”) to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought in such New York State or federal court sitting in the Borough of Manhattan, the City of New York. Such service may be made be delivering a copy of such process to the Company or the relevant Selling Shareholder, as the case may be, in care of its respective Process Agent at the address specified above for such Process Agent and obtaining a receipt therefor, and the Company and the Selling Shareholders each hereby irrevocably authorizes and directs such Process Agent to accept such service on its behalf. The Company and the Selling Shareholders each represents and warrants that its respective Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon such Process Agent shall be deemed to the fullest extent permitted by applicable law, in every respect effective service of process upon the Company or the relevant Selling Shareholder, as the case may be, in any such suit, action or proceeding.

13. Currency. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Company and the Selling Shareholders, as the case may be, will indemnify each Underwriter against any loss incurred by such Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which an Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and the Selling Shareholder and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

14. Notices. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you as the Representatives and any action taken under this Agreement by you shall be binding upon all Underwriters; and in all dealings with any Selling Shareholders hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement made or given by the Selling Shareholders. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at LG Investment & Securities Co., Ltd., LG Twin Tower (West), 20 Yeouido-dong, Yeongdeungpo-gu, Seoul 150-010, Korea, facsimile: +822-768-8621, Attention: Head of Equity Capital Markets, Morgan Stanley & Co. Incorporated, c/o Morgan Stanley Dean Witter Asia Limited, 30/F, Three Exchange Square, Central, Hong Kong, facsimile: +852-2848-5041, Attention: Head of Global Capital Markets, and UBS AG, 52/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong, facsimile: +852-2971-6187, Attention: Legal & Compliance Department; if to the Shareholders,

shall be delivered or sent by mail or facsimile transmission, (i) in the case of LG Electronics Inc., to LG Electronics Inc., 12/F, West Tower, LG Twin Towers, 20 Yoido-dong, Youngdungpo-gu, Seoul 150-721, Korea, facsimile: +822-3777-3436; Attention: International Finance Department and (ii) in the case of Koninklijke Philips Electronics N.V., to Koninklijke Philips Electronics N.V., Breitner Center, Amstelplein 2, 1096 BC Amsterdam, The Netherlands, facsimile: +31-20-5977230, Attention: General Secretary; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Financing Team. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Section 9 hereof, any Selling Affiliate, the officers and directors of the Company and each person who controls the Company, any Selling Shareholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

17. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[SIGNATURE PAGE(S) TO FOLLOW]

Very truly yours,

LG.PHILIPS LCD CO., LTD.

By:
Name:
Title:

LG ELECTRONICS INC.

By:
Name:
Title:

KONINKLIJKE PHILIPS ELECTRONICS N.V.

By:
Name:
Title:

Accepted as of the date hereof:

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto

LG INVESTMENT & SECURITIES CO., LTD.

By:
Name:
Title:

MORGAN STANLEY & CO. INCORPORATED

By:
Name:
Title:

UBS AG

By:
Name:
Title:

By:
Name:
Title:

Acting as Joint Global Coordinators

LG INVESTMENT & SECURITIES CO., LTD.

By:
Name:
Title:

MORGAN STANLEY DEAN WITTER ASIA LIMITED

By:
Name:
Title:

UBS AG

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE I

UNDERWRITERS

Number of Firm ADSs to Be Purchased
	Primary Firm ADSs	Secondary Firm ADSs
Underwriter		LG Electronics	Philips Electronics
Morgan Stanley & Co. Incorporated
UBS AG
LG Investment & Securities Co., Ltd.
ABN AMRO Bank N.V. and N M Rothschild & Sons Limited, each trading as ABN AMRO Rothschild
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Total ADSs

35